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                                                                    Exhibit 99.1

                              WOLVERINE TUBE, INC.

                           P R E S S   R E L E A S E

Contact:   Thomas D. Johnson, Jr.
           Director, Investor Relations & Communications
           (256) 580-3969


                  WOLVERINE TUBE REPORTS FIRST QUARTER RESULTS

HUNTSVILLE, ALABAMA, APRIL 24, 2001--Wolverine Tube, Inc. (NYSE: WLV) today reported results above the street's expectations for the first quarter ending April 1, 2001. Net income for the first quarter of 2001 was $6.3 million, or $0.51 per diluted share, versus net income of $6.8 million, or $0.54 per diluted share, in the first quarter of 2000. Net sales for the first quarter of 2001 were $189.4 million, a seven percent increase over the comparable year-ago quarter. Total pounds of product shipped was 100.2 million, up one percent over the prior year. Gross profit for the first quarter of 2001 was $21.2 million, compared with a gross profit of $23.2 million in the first quarter of 2000.

Dennis Horowitz, Chairman, President and Chief Executive Officer, said, "I am pleased to report that we delivered financial performance in line with our previous guidance. Even though economic conditions have been very difficult for many companies in the manufacturing sector, it was a relatively good quarter for Wolverine. We achieved these results in the midst of a slowing economy and substantially higher energy, transportation and employee healthcare costs."

FIRST QUARTER RESULTS BY SEGMENT

Shipments of commercial products totaled 62.3 million pounds, a one percent increase over last year's first quarter of 61.9 million pounds. Net sales were $136.6 million, up 10 percent over last year's first quarter of $124.3 million. Gross profit was $18.7 million, a nine percent improvement over last year's first quarter of $17.2 million. These results reflect the strong increase in demand for technical tube plus the addition of Wolverine Joining Technologies. In part, the improvement in gross profit was attributable to the success of the Company's cost containment programs. These positive results were partially offset by weaker demand in industrial tube, reflecting the overall slowdown in the residential air conditioning and appliance markets and the aforementioned increases in energy, transportation and employee healthcare costs.

Shipments of wholesale products totaled 17.2 million pounds, a five percent increase over last year's first quarter of 16.4 million pounds. Net sales were $23.5 million, down five percent from last year's first quarter of $24.7 million. Gross profit was $2.3 million, down 43 percent from last year's first quarter. Management believes that on a year-over-year basis, the wholesale products industry has been negatively impacted by a slowdown in the residential and commercial construction markets in both the U.S. and Canada, which has adversely affected both demand and, to a larger extent, price.




                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801

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                              WOLVERINE TUBE, INC.

Shipments of rod, bar and strip totaled 20.7 million pounds, a two percent decrease from last year's first quarter of 21.2 million pounds. Net sales were $29.3 million, a two percent increase over last year's first quarter of $28.8 million. Gross profit was $111,000, down from last year's first quarter due to a shift in mix of products sold away from the heavier-gauge materials to a light gauge strip. To a lesser extent, gross profit was also affected by the costs associated with consolidation of production capabilities at the WRI-Fergus facility.

EARNINGS OUTLOOK

Commenting on the outlook for the Company, Horowitz said, "A few weeks ago, we expressed our concerns regarding when the economy might turn around, not on our ability to execute our tactical and strategic plans. This has not changed. At this time, it appears that the economy will remain soft through the second quarter and may begin to recover in the second half of the year. Going forward, we expect these weak economic conditions to continue to adversely affect Wolverine, as well as other industrial companies."

"Given this economic environment, we anticipate the Company's second quarter results to be in the range of $0.52 to $0.59 per share," added Horowitz. "In this challenging environment, we are staying focused on our strategy and working hard to achieve the right balance between adjusting costs and expenses downward to address current business conditions. We are also continuing to make the necessary investments in areas such as Project 21 to assure we come out of the slowdown strong and well positioned."

FIRST QUARTER CONFERENCE CALL

The Company will hold a conference call on April 24th at 9:30 a.m. Central (10:30 a.m. EST) to discuss the contents of this release with members of the investment community. Please visit Wolverine's website at www.wlv.com to access the call. A replay will be available through May 1, 2001 at Wolverine's website or by calling (800) 858-5309 (access code 40179, pass code 40179). Should you have any problems accessing the call or the replay, please contact the Company at (256) 890-0460.

ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, brazing alloys, fluxes and lead-free solder, as well as copper and copper alloy rod, bar and strip products. Internet addresses: www.wlv.com and www.silvaloy.com.

Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "will", "expect", "believe", "plan" and other similar terminologies. This press release contains forward-looking statements regarding the expectations of future sales and earnings of the Company. These forward-looking statements are




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                              WOLVERINE TUBE, INC.

subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of future earnings, factors that could affect actual results include, without limitation, global and local economic and political environments, weather conditions, environmental contingencies, regulatory pressures, labor costs, raw material costs, fuel and energy costs, the mix of geographic and product revenues, the effect of currency fluctuations, competitive products and pricing, assumptions made as to customer retention, costs associated with attracting new customers, costs of integrating Wolverine Joining Technologies and Wolverine Ratcliffs, Inc., as well as future operating costs of Wolverine Joining Technologies and Wolverine Ratcliffs, Inc. A discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.



                              --TABLES TO FOLLOW--

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                              WOLVERINE TUBE, INC.

                                   Consolidated Statements of Income (Unaudited)

                                                            Three-month period ended
                                                             4/1/2001       4/2/2000
-----------------------------------------------------------------------------------------
 In thousands, except per share data

 Pounds shipped                                                100,191         99,533
=========================================================================================
 Net sales                                                    $189,360       $177,805
 Cost of goods sold                                            168,191        154,600
-----------------------------------------------------------------------------------------
 Gross profit                                                   21,169         23,205
 Selling, general and administrative expenses                    8,849          8,655
-----------------------------------------------------------------------------------------
 Income from operations                                         12,320         14,550
 Interest expense, net                                           3,952          3,327
 Amortization and other, net                                      (767)           211
-----------------------------------------------------------------------------------------
 Income before income taxes                                      9,135         11,012
 Income tax expense                                              2,824          4,165
-----------------------------------------------------------------------------------------
 Net income                                                   $  6,311       $  6,847
=========================================================================================
 Basic earnings per share                                     $   0.52       $   0.55
 Diluted earnings per share                                   $   0.51       $   0.54
-----------------------------------------------------------------------------------------
 Basic shares                                                   12,034         12,405
 Diluted shares                                                 12,262         12,543
=========================================================================================

                                                 Segment Information (Unaudited)

                                                             Three-month period ended
                                                              4/1/2001       4/2/2000
-----------------------------------------------------------------------------------------
 Average COMEX price of copper                                $   0.82       $   0.82
=========================================================================================
 In thousands

 Pounds:
 Commercial                                                     62,266         61,945
 Wholesale                                                      17,194         16,361
 Rod, bar and strip                                             20,731         21,227
-----------------------------------------------------------------------------------------
 Total pounds                                                  100,191         99,533
=========================================================================================
 Net sales:
 Commercial                                                   $136,602       $124,313
 Wholesale                                                      23,491         24,735
 Rod, bar and strip                                             29,267         28,757
-----------------------------------------------------------------------------------------
 Total net sales                                              $189,360       $177,805
=========================================================================================
 Gross profit:
 Commercial                                                    $18,743        $17,215
 Wholesale                                                       2,315          4,048
 Rod, bar and strip                                                111          1,942
-----------------------------------------------------------------------------------------
 Total gross profit                                            $21,169        $23,205
=========================================================================================




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                              WOLVERINE TUBE, INC.

                Condensed Consolidated Balance Sheets (Unaudited)

                                                                      4/1/2001         12/31/2000
------------------------------------------------------------------------------------------------------
 In thousands

 Assets
 Cash and cash equivalents                                              $22,856           $23,458
 Accounts receivable                                                    117,722           105,025
 Inventory                                                              115,542           108,164
 Other current assets                                                     7,996            13,360
 Property, plant and equipment, net                                     222,667           215,491
 Other assets                                                           124,545           124,857
------------------------------------------------------------------------------------------------------
 Total assets                                                          $611,328          $590,355
======================================================================================================
 Liabilities and Stockholders' Equity
 Accounts payable and other accrued expenses                            $75,626           $71,626
 Short-term borrowings                                                   10,227            10,057
 Deferred income taxes                                                   20,872            21,190
 Long-term debt                                                         248,280           231,163
 Other liabilities                                                       19,503            19,437
------------------------------------------------------------------------------------------------------
 Total liabilities                                                      374,508           353,473
------------------------------------------------------------------------------------------------------
 Minority interest                                                        2,340             2,508
 Redeemable cumulative preferred stock                                    2,000             2,000
 Stockholders' equity                                                   232,480           232,374
------------------------------------------------------------------------------------------------------
 Total liabilities, minority interest, redeemable cumulative
     preferred stock and stockholders' equity                          $611,328          $590,355
======================================================================================================

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